UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 K/2A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2003

STORAGE ALLIANCE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27131
(Commission File Number)

98-0222922
(IRS Employer Identification No.)

Suite 725, 435 Fourth Avenue SW
Calgary, Alberta, Canada T2P 3A8

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 403-264-2500

Cascadia Capital Corporation
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

In January, 2003, Storage Alliance Inc. ("Storage Alliance") decided to engage new auditors as its independent accountants to audit its financial statements. Storage Alliance's Board of Directors approved the change of accountants to BDO Dunwoody LLP effective on January 15, 2003.

During Storage Alliance's recent fiscal years ended October 31, 2001 and 2000, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Davidson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Davidson & Company for either of the fiscal years ended October 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to , audit scope or accounting principles. The report on the financial statements prepared by Davidson & Company for the years ended October 31, 2001 and 2000 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to Storage Alliance's ability to continue as a going concern. The decision to change accountants was based on the appointment of new directors to Storage Alliance's Board of Directors.

Storage Alliance provided Davidson & Company with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish Storage Alliance with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Davidson & Company, dated February 7, 2003, is attached to this Form 8-K as an exhibit.

Storage Alliance has engaged the firm of BDO Dunwoody LLP as of January 15, 2003. In connection with the fiscal years ended October 31, 2001 and 2000 and any subsequent interim periods preceding the change in accountants, BDO Dunwoody LLP was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal years ended October 31, 2001 and 2000 and any subsequent interim periods preceding the change in accountants, BDO Dunwoody LLP did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 7: Exhibits

(16) Letter re: change in certifying accountant

Letter from Davidson & Company to the Securities and Exchange Commission, dated February 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORAGE ALLIANCE INC.

Date: February 20, 2003

/s/ Jeff Ascah
Jeff Ascah
President, Secretary and Treasurer